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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              __________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):   September 11, 2000
                                                        -------------------


                                  ECOGEN INC.
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            (Exact name of registrant as specified in its charter)



            Delaware                       1-9579                22-2487948
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  (State or Other Jurisdiction of        (Commission         (I.R.S. Employer
   Incorporation or Organization)        File Number        Identification No.)


        2000 Cabot Boulevard West, Langhorne, Pennsylvania       19047
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             (Address of Principal Executive Offices)          (Zip Code)



     Registrant's telephone number, including area code     (215) 757-1590
                                                       -------------------------
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Item 5.  Other Events
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Ecogen Inc. (the "Company") has been notified by The Nasdaq Stock Market that its Common Stock will be delisted from The Nasdaq National Market effective with the opening of business on September 11, 2000. The delisting was as a result of the Company's failure to meet Nasdaq's net tangible asset requirement for continued listing.

Nasdaq has informed the Company that it may be eligible for trading on the over-the-counter electronic bulletin board sponsored by Nasdaq (the "Bulletin Board") and the Company will seek to have its Common Stock traded on the Bulletin Board. The Company does not plan to further appeal the delisting on The Nasdaq National Market and is not currently eligible for listing on The Nasdaq SmallCap Market, The New York Stock Exchange or the American Stock Exchange.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ECOGEN INC.



                               By:  /s/ James P. Reilly, Jr.
                                  ------------------------------------
                                   Name: James P. Reilly, Jr.
                                   Title:President and Chief Executive Officer



Date: September 11, 2000